EXHIBIT 23.4
BODMAN LLP
6TH FLOOR AT FORD FIELD
1901 ST. ANTOINE STREET
DETROIT, MICHIGAN 48226
313-393-7579 FAX
313-259-7777
July 23, 2008
Meadowbrook Insurance Group, Inc.
26255 American Drive, #300
Southfield, MI 48034-6112

Re:	Registration Statement of Form S-4
Dear Ladies and Gentlemen:
We hereby consent to the incorporation by reference into this Registration Statement on Form S-4 of our opinion included as Exhibit 8.1 to the Registration Statement on Amendment No.1 to Form S-4 (Registration No. 333-150186) and to the references to our firm in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose written consent must be filed with this Registration Statement under Section 7(a) of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours, Bodman LLP
By:	/s/ Forrest O. Dillon
Forrest O. Dillon, a partner

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